EXHIBIT 99.1

Vanguard Reports First Quarter Results

NASHVILLE, Tenn. – November 9, 2009 -- Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the first quarter ended September 30, 2009.

Total revenues for the quarter ended September 30, 2009, were $823.4 million, an increase of $104.4 million or 14.5% from the prior year quarter. Patient service revenues and health plan premium revenues increased $20.8 million and $83.6 million, respectively, from the prior year quarter. The increase in patient service revenues primarily resulted from a 2.7% increase in total adjusted discharges and a 1.0% increase in patient revenue per total adjusted discharge. The small increase in patient revenue per total adjusted discharge relative to previous periods was primarily due to the implementation of an uninsured discount policy in our Phoenix and San Antonio hospitals effective July 1, 2009, similar to the program implemented in our Illinois hospitals on April 1, 2009, and a change to the Medicaid pending policy at these same hospitals. Under our previous Medicaid pending policy, we classified accounts pending Medicaid qualification as Medicaid revenues and recorded a Medicaid revenue deduction for these accounts. Under the new Medicaid pending policy, we classify these accounts as self-pay revenues and apply uninsured discounts to them. Absent these policy changes, patient revenue per total adjusted discharge would have increased 5.9% during the current year quarter compared to the prior year quarter. The increase in health plan premium revenues was primarily attributable to a 76.9% increase in average membership in Phoenix Health Plan (“PHP”) during the current year quarter as a result of PHP’s new contract with Arizona Health Care Cost Containment System effective October 1, 2008, as previously disclosed.

During the quarter ended September 30, 2009, Vanguard reported income from continuing operations of $2.6 million compared to $0.8 million during the prior year quarter.Most of the individual expense to total revenues ratios for the current year quarter in comparison to the prior year quarter were impacted by the significant increase in health plan premium revenues and the impact of the uninsured discount and Medicaid pending policy changes previously discussed. A table describing the impact of adjustments to certain expense to total revenues ratios for the acute care services segment and to certain statistical measures related to the uninsured discount and Medicaid pending policy changes is included in this press release in the attached Supplemental Operating Measures Adjusted for Comparative Analysis. Health plan claims expense as a percentage of health plan premium revenues increased to 78.8% during the current year quarter compared to 72.1% during the prior year quarter due to changes to capitation rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract. Supplies as a percentage of total revenues for the acute care services segment decreased during the current year quarter as a result of continued supply chain process improvements including greater group purchasing organization compliance, pharmacy formulary refinements and reduced physician variation for high cost medical supplies. Other operating expenses as a percentage of total revenues for the acute care services segment increased during the current year quarter due primarily to an $8.0 million increase in insurance expense resulting from adverse professional and general liability claims development relating to prior years.

During the quarter ended September 30, 2009, net income attributable to Vanguard Health Systems, Inc. stockholders was $1.5 million, an increase of $0.6 million compared to the prior year quarter.

Adjusted EBITDA was $68.7 million for the quarter ended September 30, 2009, an increase of $5.5 million or 8.7% from the prior year quarter. A reconciliation of Adjusted EBITDA to net income attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with accounting principles generally accepted in the United States for the quarters ended September 30, 2008 and 2009 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended September 30, 2009 reflect a 0.9% decrease in discharges and a 2.7% increase in total adjusted discharges compared to the prior year quarter. Emergency room visits, inpatient surgeries and outpatient surgeries increased 5.2%, 0.3% and 2.2%, respectively, during the current year quarter compared to the prior year quarter.

Net cash provided by operating activities was $121.7 million for the quarter ended September 30, 2009 compared to $66.8 million for the prior year quarter. The improvement in operating cash flows was primarily attributable to the impact of significant enrollee growth at PHP on capitation payments received and claims payments made for new members and timing differences related to the payment of accounts payable. We continue to benefit from efficiencies we have achieved in our business office operations. Net days revenue in accounts receivable was 45 days at September 30, 2009, unchanged from June 30, 2009, and was 51 days at September 30, 2008. Cash used in investing activities increased from $13.2 million during the prior year quarter to $35.1 million during the current year quarter, primarily due to a $16.2 million increase in capital expenditures.

Vanguard will host a conference call for investors at 11:00 am EST on November 10, 2009. All interested investors are invited to access a live audio broadcast of the call, via webcast. The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on “First Quarter Webcast” or at http://www.visualwebcaster.com/event.asp?id=63056. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on the Latest News link on the Investor Relations page of www.vanguardhealth.com.The replay will be available via this link for one year.

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of a prolonged economic recession and tightened credit and capital markets on Vanguard’s results of operations, financial position and cash flows including its ability to successfully service its debt, remain in compliance with debt covenants under its senior secured credit agreement, draw upon or replace its revolving loan facility that expires in September 2010 and repay or refinance outstanding borrowings under its term loan facility that matures in September 2011; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the availability and terms of capital to fund the expansion of Vanguard’s business; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions)

	Three months ended September 30,

	2008 (as adjusted)		2009

Patient service revenues	$598.3	83.2%	$619.1	75.2%
Premium revenues	120.7	16.8	204.3	24.8

Total revenues	719.0	100.0	823.4	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $1.4 and $1.9, respectively)	292.6	40.7	314.4	38.2
Health plan claims expense	87.0	12.1	161.0	19.6
Supplies	111.8	15.5	111.0	13.5
Provision for doubtful accounts	54.6	7.6	37.2	4.5
Purchased services	41.4	5.8	47.6	5.8
Non-income taxes	8.1	1.1	14.2	1.7
Rents and leases	11.2	1.6	11.1	1.4
Other operating expenses	50.5	7.0	60.1	7.3
Depreciation and amortization	32.3	4.5	34.0	4.1
Interest, net	28.7	4.0	27.2	3.3
Other	(0.2)	0.0	1.1	0.1

Total costs and expenses	718.0	99.9	818.9	99.5

Income from continuing operations before income taxes	1.0	0.1	4.5	0.5
Income tax expense	0.2	0.0	1.9	0.2

Income from continuing operations	0.8	0.1	2.6	0.3
Income (loss) from discontinued operations, net of taxes	1.0	0.1	(0.2)	0.0

Net income	1.8	0.2	2.4	0.3
Less: Net income attributable to non-controlling interests	(0.9)	(0.1)	(0.9)	(0.1)

Net income attributable to Vanguard Health Systems, Inc. stockholders	$0.9	0.1%	$1.5	0.2%

Amounts attributable to Vanguard Health Systems, Inc. stockholders:
Income (loss) from continuing operations, net of taxes	$(0.1)	0.0%	$1.7	0.2%
Income (loss) from discontinued operations, net of taxes	1.0	0.1	(0.2)	0.0

Net income attributable to Vanguard Health Systems, Inc. stockholders	$0.9	0.1%	$1.5	0.2%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income attributable to Vanguard Health Systems, Inc. stockholders
(In millions)

	Three months ended September 30,

	2008	2009

Net income attributable to Vanguard Health Systems, Inc. stockholders	$0.9	$1.5
Interest, net	28.7	27.2
Income tax expense	0.2	1.9
Depreciation and amortization	32.3	34.0
Non-controlling interests	0.9	0.9
Equity method income	–	(0.2)
Stock compensation	1.4	1.9
Loss (gain) on sale of assets	(2.1)	–
Monitoring fees and expenses	1.3	1.3
Realized holding loss on investments	0.6	–
Loss (income) from discontinued operations, net of taxes	(1.0)	0.2

Adjusted EBITDA (a)	$63.2	$68.7

____________________
(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, equity method income, stock compensation, gain or loss on sale of assets, monitoring fees and expenses, realized holding losses on investments, impairment losses and discontinued operations (net of taxes). Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

	June 30,	(Unaudited)
	2009 (as adjusted)	September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$308.2	$389.3
Restricted cash	1.9	2.0
Accounts receivable, net of allowance for doubtful accounts of $121.5 and $76.5 at June 30, 2009 and September 30, 2009, respectively	275.3	277.4
Inventories	48.3	48.7
Deferred income taxes	29.6	14.7
Prepaid expenses and other current assets	68.4	56.5

Total current assets	731.7	788.6
Property, plant and equipment, net	1,174.1	1,164.4
Goodwill	692.1	692.1
Intangible assets, net	54.6	53.5
Investments in and advances to affiliates	5.4	5.3
Investments in auction rate securities	21.6	21.6
Other assets	51.6	65.0

Total assets	$2,731.1	$2,790.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$127.9	$167.8
Accrued salaries and benefits	133.9	115.0
Accrued health plan claims	117.6	130.1
Accrued interest	13.2	26.1
Other accrued expenses and current liabilities	79.5	80.1
Current maturities of long-term debt	8.0	8.0

Total current liabilities	480.1	527.1
Professional and general liability and workers compensation reserves	76.7	80.0
Other liabilities	34.9	35.7
Long-term debt, less current maturities	1,543.6	1,547.4
Commitments and contingencies
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	–	–
Additional paid-in capital	651.3	653.2
Accumulated other comprehensive loss	(6.8)	(5.7)
Retained deficit	(56.7)	(55.2)

Total Vanguard Health Systems, Inc. stockholders’ equity	587.8	592.3
Non-controlling interests	8.0	8.0

Total equity	595.8	600.3

Total liabilities and equity	$2,731.1	$2,790.5

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three months ended September 30,

	2008 (as adjusted)	2009

Operating activities:
Net income	$1.8	$2.4
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of taxes	(1.0)	0.2
Depreciation and amortization	32.3	34.0
Provision for doubtful accounts	54.6	37.2
Deferred income taxes	(0.8)	1.5
Amortization of loan costs	1.3	1.4
Accretion of principal on senior discount notes	5.1	5.7
Loss (gain) on sale of assets	(2.1)	–
Stock compensation	1.4	1.9
Non-cash realized holding loss on investments	0.6	–
Changes in operating assets and liabilities:
Accounts receivable	(48.5)	(39.3)
Inventories	(2.1)	(0.4)
Prepaid expenses and other current assets	(6.1)	10.4
Accounts payable	1.2	39.9
Accrued expenses and other liabilities	28.1	27.0

Net cash provided by operating activities – continuing operations	65.8	121.9
Net cash provided by (used in) operating activities – discontinued operations	1.0	(0.2)

Net cash provided by operating activities	66.8	121.7
Investing activities:
Capital expenditures	(17.6)	(33.8)
Acquisitions	–	(1.5)
Proceeds from asset dispositions	3.9	0.1
Other	0.5	0.1

Net cash used in investing activities	(13.2)	(35.1)
Financing activities:
Payments of long-term debt	(1.9)	(1.9)
Financing portion of hedge interest payments	–	(2.7)
Distributions paid to non-controlling interests	(0.8)	(0.9)

Net cash used in financing activities	(2.7)	(5.5)

Net increase in cash and cash equivalents	50.9	81.1
Cash and cash equivalents, beginning of period	141.6	308.2

Cash and cash equivalents, end of period	$192.5	$389.3

Net cash paid for interest	$9.8	$7.7

Net cash paid for income taxes	$0.6	$–

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Three Months Ended September 30, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$607.8	100.0%	$–	0.0%	$(9.5)	$598.3
Premium revenues	–	0.0%	120.7	100.0%	–	120.7

Total revenues	607.8	100.0%	120.7	100.0%	(9.5)	719.0

Salaries and benefits (excludes stock compensation)	284.0	46.7%	7.2	6.0%	–	291.2
Health plan claims expense(1)	–	0.0%	96.5	80.0%	(9.5)	87.0
Supplies	111.7	18.4%	0.1	0.0%	–	111.8
Provision for doubtful accounts	54.6	9.0%	–	0.0%	–	54.6
Other operating expenses	103.3	17.0%	7.9	6.5%	–	111.2

Total operating expenses	553.6	91.1%	111.7	92.5%	(9.5)	655.8

Segment EBITDA(2)	54.2	8.9%	9.0	7.5%	–	63.2

Less:
Interest, net	29.5	4.9%	(0.8)	(0.6)%	–	28.7
Depreciation and amortization	31.3	5.1%	1.0	0.8%	–	32.3
Stock compensation	1.4	0.2%	–	0.0%	–	1.4
Gain on disposal of assets	(2.1)	(0.3)%	–	0.0%	–	(2.1)
Realized holding loss on investments	0.6	0.1%	–	0.0%	–	0.6
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income (loss) from continuing operations before income taxes	$(7.8)	(1.3)%	$8.8	7.3%	$–	$1.0

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Three Months Ended September 30, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$629.7	100.0%	$–	0.0%	$(10.6)	$619.1
Premium revenues	–	0.0%	204.3	100.0%	–	204.3

Total revenues	629.7	100.0%	204.3	100.0%	(10.6)	823.4

Salaries and benefits (excludes stock compensation)	304.0	48.3%	8.5	4.2%	–	312.5
Health plan claims expense(1)	–	0.0%	171.6	84.0%	(10.6)	161.0
Supplies	111.0	17.6%	–	0.0%	–	111.0
Provision for doubtful accounts	37.2	5.9%	–	0.0%	–	37.2
Other operating expenses	123.2	19.6%	9.8	4.8%	–	133.0

Total operating expenses	575.4	91.4%	189.9	93.0%	(10.6)	754.7

Segment EBITDA(2)	54.3	8.6%	14.4	7.0%	–	68.7

Less:
Interest, net	27.4	4.3%	(0.2)	(0.1)%	–	27.2
Depreciation and amortization	33.0	5.2%	1.0	0.5%	–	34.0
Equity method income	(0.2)	0.0%	–	0.0%	–	(0.2)
Stock compensation	1.9	0.3%	–	0.0%	–	1.9
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income (loss) from continuing operations before income taxes	$(9.1)	(1.4)%	$13.6	6.6%	$–	$4.5

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Three months ended September 30,

	2008	2009	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,131	4,135
Discharges	42,281	41,883	(0.9)%
Total adjusted discharges	72,324	74,247	2.7%
Adjusted discharges-hospitals	68,669	70,126	2.1%
Average length of stay	4.21	4.11	(2.4)%
Patient days	178,114	171,966	(3.5)%
Total adjusted patient days	304,674	304,847	0.1%
Adjusted patient days-hospitals	289,277	287,928	(0.5)%
Patient revenue per total adjusted discharge	$8,078	$8,159	1.0%
Patient revenue per adjusted discharge-hospitals	$8,276	$8,235	(0.5)%
Inpatient surgeries	9,478	9,508	0.3%
Outpatient surgeries	18,900	19,317	2.2%
Emergency room visits	147,182	154,909	5.2%

Charity care and uninsured discounts as a percent
of acute care services segment revenues (prior to these discounts)	4.0%	11.7%

Provision for doubtful accounts as a percent
of acute care services segment revenues (prior to charity and uninsured discounts)	8.6%	5.2%

Net patient revenue payer mix:
Medicare	25.7%	24.3%
Medicaid	7.4%	7.7%
Managed Medicare	13.4%	14.6%
Managed Medicaid	9.5%	10.4%
Managed care	34.3%	35.0%
Commercial	1.1%	1.1%
Self pay	8.6%	6.9%

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Operating Measures Adjusted for Comparative Analysis
For the three months ended September 30, 2009 and 2008
(dollars in millions, except for statistical measures)
(Unaudited)

					% of Segment Revenues

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2009	2008	2009

Acute care services segment:
Total revenues(5)	$629.7	$36.4	$(6.8)	$659.3	100.0%	100.0%	100.0%
Salaries and benefits(8)	$305.9	$–	$–	$305.9	48.6%	47.0%	46.4%
Supplies	$111.0	$–	$–	$111.0	17.6%	18.3%	16.8%
Provision for doubtful accounts	$37.2	$36.4	$(9.7)	$63.9	5.9%	9.0%	9.7%
Other operating expenses	$123.2	$–	$–	$123.2	19.6%	17.0%	18.7%
Total operating expenses(8)	$577.3	$36.4	$(9.7)	$604.0	91.7%	91.3%	91.6%

					% of Segment Revenues Prior to Charity and
					Uninsured Discounts

		Impact of Policy Changes					Non-GAAP
				Non-GAAP	GAAP-basis		as adjusted(4)
	GAAP-basis	Uninsured	Medicaid	Adjusted
	Amounts(1)	Discounts(2)	Pending(3)	Amounts(4)	2009	2008	2009

Acute care services segment:
Uncompensated care(6)	$120.6	$(24.6)	$(9.7)	$86.3	16.9%	12.6%	12.7%
Total revenues, prior to charity(7)	$652.1	$36.4	$(6.8)	$681.7

		Impact of Policy Changes				Current
	Statistical			Statistical	Prior Year	Year
	Measure, as	Uninsured	Medicaid	Measure,	Statistical	Change,
	reported	Discounts(2)	Pending(3)	as adjusted	Measure	as adjusted

Vanguard consolidated:
Patient revenue per total adjusted discharge	$8,159	$490	$(91)	$8,558	$8,078	5.9%
Self-pay discharges	2,258	–	(847)	1,411	1,415	(0.3)%
Medicaid discharges	3,592	–	847	4,439	4,451	(0.3)%

____________________
(1)

Amounts reflected in or components of amounts reflected in the segment operating results tables included in this release. These amounts are based upon revenues or expenses determined in accordance with accounting principles generally accepted in the United States.

(2)

Includes the impact of the uninsured discount policy implemented for Vanguard’s Illinois hospitals effective April 1, 2009 and for its Phoenix and San Antonio hospitals effective July 1, 2009. Under this policy, Vanguard applies an uninsured discount (calculated as a standard percentage of gross revenues) at the time of patient billing and includes this discount as a reduction to revenues. This uninsured discount program applies to patients receiving hospital services who have no insurance coverage and do not otherwise meet Vanguard's charity care guidelines. Vanguard recorded a total of $61.0 million of uninsured discounts related to its acute care services segment during the three months ended September 30, 2009, $36.4 million of which related to non-Medicaid pending accounts that reduced revenues as a result of implementing this policy.

(3)

Includes the impact during the three months ended September 30, 2009 of Vanguard's accounting policy change for accounts pending Medicaid qualification. Prior to the implementation of its new uninsured discount policy, Vanguard classified accounts pending Medicaid qualification as Medicaid revenues (and Medicaid discharges) and recorded a contractual discount for these accounts based upon the average Medicaid reimbursement rate for each specific state until qualification was confirmed. Vanguard implemented a new Medicaid pending policy for those hospitals where the uninsured discount policy has been implemented whereby Medicaid pending accounts are classified as self-pay revenues (and self-pay discharges) with an uninsured discount applied. $24.6 million of the $61.0 million of total uninsured discounts during the current year quarter relate to Medicaid pending accounts. The balance of these accounts is subject to Vanguard's allowance for doubtful accounts policy. For those accounts that subsequently qualify for Medicaid coverage, the uninsured discount is reversed and the account is reclassified to Medicaid revenues (and Medicaid discharges) with the appropriate contractual discount applied.

(4)

Revenues, certain expenses and those expenses as a percentage of revenues for the acute care services segment for the current year quarter have been adjusted to allow for comparative measurement on a basis consistent with the prior year quarter (before implementation of the uninsured discount policy or the change to the Medicaid pending policy). Management believes these non-GAAP measures will provide investors, analysts and general users of this financial information an effective means to compare the operating results of Vanguard's acute care services segment for the current year quarter to those of the prior year quarter. However, these non-GAAP operating measures are not meant to replace GAAP-basis revenues, expenses or expenses as a percentage of revenues as operating performance indicators for the acute care services segment.

(5)

Total revenues for the acute care services segment represent revenues prior to the elimination in consolidation of revenues earned by Vanguard's hospitals for services provided to enrollees in Vanguard's owned health plans.

(6)	Uncompensated care is defined as the sum of uninsured discounts, charity deductions and the provision for doubtful accounts.

(7)	Represents total revenues for the acute care services segment plus charity deductions.

(8)	Includes stock compensation.

Contact: Vanguard Health Systems, Inc.
                Gary Willis
                Senior Vice President and Chief Accounting Officer
                (615) 665-6098